UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2023 (August 9, 2023)

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant-Valkaria, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2023, Kaival Brands Innovations Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with AJB Capital Investments, LLC (the “Purchaser”), pursuant to which the Company sold a Promissory Note in the principal amount of $650,000 (the “Note”) to the Purchaser in a private transaction for a purchase price of $585,000 (giving effect to original issue discount of $65,000). In connection with the sale of the Note, the Company also paid the Purchaser’s legal fees and due diligence costs of $18,000, resulting in net proceeds to the Company of $567,000 (gross of advisory fees), which will be used for working capital and other general corporate purposes.

The Note matures on February 8, 2024 (the “Maturity Date”) and bears interest at the rate of 10% per annum. Interest shall be payable on a monthly basis beginning on the date that is one month following the date of issuance of the Note. Provided no Event of Default (as defined in the Note) is in effect as of the Maturity Date, the Company may elect to extend the Maturity Date for a period of six (6) months.

Only following an Event of Default, the principal and accrued interest under the Note is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price equal to the greater of (i) the Minimum Price (as defined below) , and (ii) the of the average VWAP (as defined below) over the ten (10) trading day period ending on date of conversion (the shares of Common Stock underlying the Note being referred to as the “Conversion Shares”). The “Minimum Price” shall mean $0.10 per share, provided that if the closing price for the Common Stock is greater than $1.00 (as adjusted for any stock dividend, stock split, stock combination or other similar transaction) for ten (10) consecutive trading days, then the “Minimum Price” shall automatically and without any further action of any party required mean $0.40 per share. As used in the Note, “VWAP” means mean the daily dollar volume-weighted average sale price for the Common Stock on any particular trading day during the period beginning at 9:30 a.m., New York City Time (or such other time as the trading market on which the Common Stock is traded publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as such trading market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price”, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in such trading market. In accordance with the terms of the SPA, the Company has reserved 2,620,968 shares of its authorized but unissued Common Stock for issuance in the event the Purchaser exercises its right to convert the Note following an Event of Default.

The Note may be prepaid by the Company at any time without penalty. The Note also contains covenants, Events of Defaults, penalties, default interest, stock-based and price-based anti-dilution protections and other terms and conditions customary in transactions of this nature.

Pursuant to the terms of the SPA, the Company paid a commitment fee to the Purchaser in the form of 400,000 shares of the Common Stock (the “Commitment Fee Shares”). If the Note has been repaid in full (including accrued and unpaid interest) on or prior to the date that is six months following its issuance, the Company shall have the right to redeem 200,000 of the Commitment Fee Shares (as adjusted for stock splits, stock dividends or similar events) which were originally issued for an amount payable by the Company to the Buyer in cash of one dollar ($1.00) in the aggregate.

Pursuant to the terms of the SPA, the Company granted certain piggyback registration rights under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Conversion Shares and the Commitment Fee Shares. The SPA also contains representations and warranties, a “most favored nations” provision relating to future financings of the Company and other terms and conditions customary in transactions of this nature.

The foregoing description of the Note and the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of such instruments which are attached to this Report as Exhibits 4.1 and 10.1, respectively, which text is incorporated herein by reference.

The offer and sale of the above securities to the Purchaser was made in a private transaction exempt from the registration requirements of the Securities Act, in reliance on exemptions afforded by Section 4(a)(2) of the Securities Act..

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

In addition, on May 9, 2023, the Company entered into two receivables purchase transactions pursuant to: (i) a Future Receivables Sale and Purchase Agreement, dated May 9, 2023, between Clearview Funding Solutions LLC (“Clearview") and the Company (the “Clearview Agreement”) and (ii) a Future Receivables Sale and Purchase Agreement, dated May 9, 2023, between Mr. Advance LLC (“Advance”) and the Company (the “Advance Agreement”). The Company has determined that these arrangements qualify as short-term debt obligations that arose other than in the ordinary course of business of the Company and are material to the Company.

Pursuant to the Clearview Agreement, the Company sold future receivables in the principal amount of $580,000 (the “Clearview Future Receivables”) to Clearview in a private transaction for a purchase price of $400,000 (giving effect to original issue discount of $180,000). In connection with the sale of the Clearview Future Receivables, the Company also paid an origination fee to Clearview for underwriting and application costs of $24,485, resulting in net proceeds to the Company of $375,515 which have been used for working capital and other general corporate purposes. The Clearview Future Receivables will be paid in weekly installments to Clearview in the amount of $20,714 until fully paid, approximately 28 weeks. In the event of default, the Clearview Future Receivables become immediately due and 100% of accounts receivables receipts will be due until fully paid. In addition, upon default, Clearview would be due damages of either 33% of the outstanding amount or $5,000, whichever is greater. The Company’s obligations under the Clearview Agreement were personally guaranteed by Eric Mosser, the Company’s Chief Executive Officer and President (then President and Chief Operating Officer).

Pursuant to the Advance Agreement, the Company sold future receivables in the principal amount of $580,000 (the “Advance Future Receivables”) to Advance in a private transaction for a purchase price of $400,000 (giving effect to original issue discount of $180,000). In connection with the sale of the Advance Future Receivables, the Company also paid an origination fee to Advance for underwriting and related expenses of $24,035, resulting in net proceeds to the Company of $375,965 which have been used for working capital and other general corporate purposes. The Advance Future Receivables will be paid in weekly installments to Advance in the amount of $20,714 until fully paid, approximately 28 weeks. In the event of default, the Advance Future Receivables become immediately due and the amount outstanding is subject to 9% (per annum) interest accruing weekly until paid. In addition, upon default, Advance would be due damages of either 25% of the outstanding amount or $2,500, whichever is greater. The Company’s obligations under the Advance Agreement were also personally guaranteed by Mr. Mosser.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Promissory Note made in favor of AJB Capital Investments dated August 9, 2023
10.1	Securities Purchase Agreement with AJB Capital Investments dated Augus 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: August 15, 2023	By:	/s/ Eric Mosser
Eric Mosser
Chief Executive Officer and President